Exhibit 10.9

FORM OF SERIES B UNIT AGREEMENT

This SERIES B UNIT AGREEMENT (this “Agreement”) is executed and agreed to as of November 3, 2011 (the “Effective Date”), between Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”) and [            ] (the “Employee”).

Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A.

WHEREAS, the Amended and Restated Limited Liability Company Agreement of the Company (as amended, supplemented and restated from time to time, the “LLC Agreement”) authorizes the issuance by the Company of Series B Units;

WHEREAS, the Company desires to issue to the Employee on the terms and conditions hereinafter set forth, and the Employee desires to accept on such terms and conditions, the number of Series B Units specified herein; and

WHEREAS, the Company and the Employee desire to agree to certain repurchase and forfeiture restrictions which shall apply to Series B Units held by the Employee.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Employee agree as follows:

1. Issuance of Series B Units. The Company hereby issues to the Employee [            ] Series B-1 Units on the Effective Date. Each Series B-1 Unit has a Threshold Value of $1.00. The Series B-1 Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable law), and thus the capital account associated with each such Series B-1 Unit at the time of its issuance shall be equal to zero dollars ($0.00). The Series B-1 Units issued by the Company to the Employee pursuant to this Agreement are referred to herein as the “Granted Series B-1 Units.”

2. Terms of Issuance of Series B Units.

(a) As an inducement to Company to enter into this Agreement, the Employee has entered into an employment relationship with Nexeo Solutions, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company (“Nexeo Solutions”).

(b) The Employee agrees that no provision contained in this Agreement shall entitle the Employee to remain in the employment of the Company, Nexeo Solutions, or any other Affiliate Controlled by the Company that may from time to time employ the Employee (any such entity that from time to time employs the Employee, a “Nexeo Employer”) or any Affiliate of any such entity or affect in any way the right of any such entity to terminate any such employment at any time. Any question as to whether and when there has been a termination of any such employment, and the cause of such termination, shall be determined by the Board and its determination shall be final; provided, however, that a change in employment from one Nexeo Employer to another Nexeo Employer will not be considered a termination of employment for purposes of this Agreement.

(c) The Employee agrees that the Employee’s execution of this Agreement evidences the Employee’s intention to be bound by the terms of the LLC Agreement, in addition to the terms of this Agreement, and acknowledges and agrees that the Granted Series B-1 Units are subject to all of the terms and restrictions applicable to Series B Units as set forth in the LLC Agreement and in this Agreement. On or prior to the Effective Date, the Employee has executed a counterpart signature page to the LLC Agreement or to an Addendum Agreement thereto.

(d) The Employee agrees to make an election under Section 83(b) of the Code with respect to the Granted Series B-1 Units and to consult with the Employee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. The Employee acknowledges that it is the Employee’s sole responsibility, and not the responsibility of the Company, to file the election under Section 83(b) of the Code even if the Employee requests the Company or its managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing.

3. Unvested Series B Units. The Granted Series B-1 Units issued pursuant to this Agreement shall initially be deemed Unvested Units (“Unvested Series B Units”) under the LLC Agreement, shall be subject to all of the restrictions on Unvested Units (as well as on Series B Units, in general) under the LLC Agreement and shall carry only such rights as are conferred on Unvested Units under the LLC Agreement. The Unvested Series B Units will become Vested Units (the “Vested Series B Units”) under the LLC Agreement in accordance with the provisions of Sections 4 and 5 of this Agreement.

4. Vesting of Granted Series B-1 Units.

(a) Fifty percent (50%) of the Unvested Series B Units (the “Time-Based Units”) will become Vested Series B Units in accordance with the vesting schedule set forth in the following table; provided, however, that the Employee remains continuously employed by a Nexeo Employer from the Effective Date through each vesting date set forth below.

Vesting Date	Portion of Time-Based Units that become Vested Series B Units
First anniversary of the Vesting Beginning Date	20%
Second anniversary of the Vesting Beginning Date	20%
Third anniversary of the Vesting Beginning Date	20%
Fourth anniversary of the Vesting Beginning Date	20%
Fifth anniversary of the Vesting Beginning Date	20%

100%

Upon vesting in accordance with this Section 4(a), such vested Time-Based Units shall no longer be subject to the restrictions on Unvested Series B Units (but shall remain subject to the restrictions on the Series B Units, in general) under the LLC Agreement and shall become Vested Series B Units.

(b) The second 50% of the Unvested Series B Units (the “Performance-Based Units”) will become Vested Series B Units in accordance with a performance-based vesting schedule that is divided into five separate and equal twelve month periods, beginning with the Vesting Beginning Date (the “Annual Performance Periods”). Twenty percent (20%) of the Performance-Based Units will be assigned to each Annual Performance Period. The current performance-based metric for each Annual Performance Period is an Adjusted EBITDA amount, as set forth within the chart that is attached hereto as Exhibit B. The Employee must remain continuously employed by a Nexeo Employer from the Effective Date to the last date of each Annual Performance Period in order to become vested in the tranche of the Performance-Based Units assigned to that Annual Performance Period.

In the event that the Adjusted EBITDA performance target amount for any given Annual Performance Period is not achieved, the Performance-Based Units assigned to that Annual Performance Period will be forfeited. Notwithstanding the foregoing sentence, however, in the event that any Performance-Based Units do not vest for any applicable Annual Performance Period due to the failure to achieve that Annual Performance Period’s Adjusted EBITDA performance target amount, the Performance-Based Units assigned to that Annual Performance Period shall subsequently vest upon the achievement of the Adjusted EBITDA performance target amount for the Annual Performance Period following the failed Annual Performance Period. Upon vesting in accordance with this Section 4(b), such vested Units shall no longer be subject to the restrictions on Unvested Series B Units (but shall remain subject to the restrictions on the Series B Units, in general) under the LLC Agreement and shall become Vested Series B Units.

5. Vesting of Granted Series B-1 Units upon Certain Events.

(a) Upon the occurrence of a Liquidity Event during the term of the Performance-Based Units in which the Majority Sponsors realize an MoM that is equal to or greater than 3.0x, all Performance-Based Units issued pursuant hereto that have not previously become Vested Series B Units shall automatically become Vested Series B Units; provided, however, that the Employee remains employed by a Nexeo Employer through the date of the consummation of such a Liquidity Event.

(b) In the event that the Employee’s employment with a Nexeo Employer is terminated by reason of an Involuntary Termination on or at any time on or within the twenty-four (24) month period immediately following a Change of Control, then all Unvested Series B Units shall become Vested Series B Units immediately upon such a termination; provided, however, that the Employee remains employed by a Nexeo Employer through the date of the Involuntary Termination.

6. Forfeitures, Redemptions and Repurchase Rights in Connection with the Employee’s Termination of Employment.

(a) If the Employee voluntarily terminates his employment with a Nexeo Employer without Good Reason, then:

(i) for a period of 180 days from the date of such termination, the Company shall have the right to redeem, in accordance with Section 7 below, any or all of the Vested Series B Units held by the Employee on the date of such termination at the Fair Market Value of such Units determined as of the date the Company elects to redeem such Units; and

(ii) on the date of such termination, the Employee shall forfeit to the Company all Unvested Series B Units and all rights arising from such Unvested Series B Units and from being a holder thereof.

(b) If the Employee’s employment with a Nexeo Employer is terminated by reason of an Involuntary Termination, then:

(i) for a period of 180 days from the date of such termination, the Company shall have the right to redeem, in accordance with Section 7 below, any or all of the Vested Series B Units (including any Units that become Vested Series B Unit pursuant to clause (ii) below) held by the Employee on the date of such termination at the Fair Market Value of such Units determined as of the date the Company elects to redeem such Units; and

(ii) on the date of such termination, the Employee shall forfeit to the Company all of his Unvested Series B Units and all rights arising from such Unvested Series B Units.

(c) If the Employee’s employment with a Nexeo Employer is terminated for Cause, then:

(i) on the date of such termination, the Employee shall forfeit to the Company all of the Employee’s Vested Series B Units and all rights arising from such Vested Series B Units and from being a holder thereof; and

(ii) on the date of such termination, the Employee shall forfeit to the Company all of the Employee’s Unvested Series B Units and all rights arising from such Unvested Series B Units and from being a holder thereof.

(d) If the Employee’s employment with a Nexeo Employer is terminated upon the death of the Employee or because the Employee is determined to be Disabled, then:

(i) for a period of 180 days from the date of such termination, the Company shall have the right to redeem, in accordance with Section 7 below, any or all of the Vested Series B Units held by the Employee on the date of such termination at the Fair Market Value of such Units determined as of the date the Company elects to redeem such Units; and

(ii) on the date of such termination, the Employee shall forfeit to the Company all of his Unvested Series B Units and all rights arising from such Unvested Series B Units and from being a holder thereof.

(e) The forfeitures of Series B Units subject to the terms and conditions of this Section 6 shall occur immediately and without further action of the Company, the Employee or any other Person upon the termination giving rise to such forfeitures (the date of the termination of the Employee’s employment being the “Trigger Date”).

7. Procedures for Redemptions of Vested Series B Units.

(a) Notice of Redemption by Company. If the Company desires to exercise its rights to redeem any Vested Series B Units that are subject to redemption by the Company pursuant to Section 6, then the Company shall deliver written notice (a “Redemption Notice”) to the Employee, the Employee’s legal representative or guardian, or the executor of the Employee’s estate, as applicable (the “Holder”) no later than the 180th day after the Trigger Date. The Redemption Notice shall include the following:

(i) the number of Vested Series B Units that the Company desires to redeem pursuant to its redemption rights under Section 6;

(ii) with respect to the Vested Series B Units to be redeemed (the “Subject Units”), the Company’s determination of the aggregate purchase price required to purchase such Units in accordance with the provisions of Section 6 (the “Purchase Price”); and

(iii) designation of a reasonable time and place for the closing of the redemption of the Subject Units, which shall be not less than 16 days nor more than 30 days after the date of such Redemption Notice.

(b) The Company may assign the Company’s right to redeem Vested Series B Units to one or more other Persons (the “Purchase Right Assignee(s)”) in such amounts as are determined by the Company. The Company shall exercise the right to redeem Subject Units on behalf of the Purchase Right Assignee(s) by delivery of a written notice thereof to the Employee no later than the time specified in Section 7(a) for the Company to give notice of purchase on its own behalf and such notice shall include substantially the same information as required by Section 7(a).

(c) Upon payment of the Purchase Price by the Company, the Subject Units shall automatically be cancelled without further action by the Company, the Employee or any other Person.

(d) Any payment of the Purchase Price for any Subject Units by any Purchase Right Assignee shall be made via wire transfer of immediately available funds to an account designated by the Holder.

(e) The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a redemption or purchase, as applicable, of Subject Units pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation, nor the failure of the Holder to deposit any Company check, as the case may be, shall affect the validity of a redemption or purchase, as applicable, of Subject Units pursuant to this Agreement.

(f) In connection with any redemption or purchase of Subject Units hereunder, the Holder shall make customary representations and warranties concerning (i) such Holder’s valid title to and ownership of the Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Holder’s authority, power and right to enter into and consummate the sale of the Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Subject Units and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the sale of the Subject Units.

8. Rights of First Refusal, Drag-Along Rights and Tag-Along Rights. The Granted Series B Units shall be subject to all terms and conditions relating to the Company’s Right of First Refusal, the Company’s Drag-Along Rights and the Employee’s Tag-Along Rights as described in Sections 7.4, 7.5 and 7.6 of the LLC Agreement, respectively.

9. Representations and Warranties of the Employee and the Company.

(a) The Employee represents and warrants to the Company as follows:

(i) that this Agreement constitutes the legal, valid and binding obligation of the Employee, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject;

(ii) that the Employee believes that the Employee has received all the information the Employee considers necessary in connection with his execution of this Agreement, that the Employee has had an opportunity to ask questions and receive answers from the Company and the Employee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the business, properties, prospects and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Employee or to which the Employee had access; and

(iii) that the Employee understands that the Series B Units are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof or pursuant to Rule 701 promulgated thereunder.

(b) The Company represents and warrants to the Employee that this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

10. General Provisions.

(a) Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, or mailed by certified mail, return receipt requested by nationally recognized overnight or second-day delivery service with proof of receipt maintained, at the following addresses (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):

If to the Company to:	Chief Legal Officer Nexeo Solutions Holdings, LLC 9303 New Trails Suite 400 The Woodlands, TX 77381
If to the Employee to:	[ ]

________________________

________________________

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight or second-day delivery service, be deemed received on the second Business Day after the date of deposit with the delivery service.

(b) Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(c) Administration. The Board shall supervise the administration and enforcement of this Agreement according to the terms and provisions hereof and within the LLC Agreement, and shall have the full discretionary authority and all of the powers necessary to accomplish these purposes. Without limiting the generality of the foregoing, the Board shall have all of the powers and duties specified for it under this Agreement and the LLC Agreement, including the power, right, and authority: (i) from time to time to establish rules and procedures for the administration of this Agreement, which are not inconsistent with the provisions of this Agreement or the LLC Agreement; (ii) to construe in its sole discretion all terms, provisions, conditions, and limitations of this Agreement; (iii) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in this Agreement in such manner and to such extent as the Board shall deem appropriate; (iv) to determine which Affiliates shall be considered a Nexeo Employer under this Agreement; and (v) to make all other determinations necessary or advisable for the administration of this Agreement. All decisions, determinations and actions to be made or taken by the Board pertaining to this Agreement, and all determinations with respect to Employee’s service with the Company or any Nexeo Employer, or a termination of service for purposes of this Agreement, shall be made by the Board; provided, however, the Board, in its sole discretion, may delegate to one or more employees of the Company or any Nexeo Employer all or some of its day-to-day administrative or ministerial duties and powers under this Agreement. All such decisions, determinations, and actions by the Board shall be final, binding and conclusive on all persons. The members of the Board shall not be liable for any decision, determination or action taken or omitted to be taken in connection with the administration of this Agreement.

(d) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e) Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, in lieu of each such prohibited or unenforceable provision, there shall be added automatically as a part of this Agreement a provision similar in terms to such prohibited or unenforceable provision as may be possible and be legal, valid and enforceable.

(f) Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Counterparts. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Employee, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of Series B Units held by the Employee); provided, however, that rights and obligations of the Employee under this

Agreement shall not be assignable except in connection with a transfer of Series B Units held by the Employee permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement (i) each of the Series B Units that is initially held by the Employee shall remain subject to the terms of the LLC Agreement and this Agreement, regardless of who holds such Units and (ii) the effect that the employment of the Employee by the Company, a Nexeo Employer or their respective Affiliates or events related to such employment have on the rights of and restrictions on Series B Units, including vesting, and the rights of the Company with regard to the Granted Series B-1 Units under this Agreement, shall not be altered by any transfer of any Series B Units. For the avoidance of doubt, each Permitted Transferee of the Employee who acquires Units from the Employee pursuant to the LLC Agreement shall be subject to the provisions of this Agreement as if such Permitted Transferee or Permitted Transferees were a party or parties to this Agreement.

(i) Rights of Third Parties. Except for the provisions of Section 7 relating to the purchase of Vested B Units by the Purchase Right Assignee(s), which are intended to be enforceable by such Purchase Right Assignee(s), nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(j) Headings; References; Interpretation. In this Agreement, unless a clear contrary intention appears: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (iii) the word “or” is inclusive; (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits attached hereto, and not to any particular subdivision unless expressly so limited; (v) references to Articles and Sections refer to Articles and Sections of this Agreement; (vi) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (vii) references to Exhibits are to the items identified separately in writing by the parties hereto as the described Exhibits attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (viii) all references to money refer to the lawful currency of the United States; and (ix) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. The Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

(k) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(l) Adjustment. In the event that the Board determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Board to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the terms of this Agreement and/or the number of outstanding Granted Series B-1 Units or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Granted Series B-1 Unit.

(m) Arbitration; Waiver of Jury Trial. The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“claims”) whether or not arising out of this Agreement, whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction. The Company and the Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Delaware (excluding Delaware choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Wilmington, Delaware, and that any arbitration commenced in any other venue will be transferred to Wilmington, Delaware, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 10(m), the party in whose favor the arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator’s orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. EACH PARTY ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING ANY RIGHT THAT SUCH PARTY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY COVERED CLAIM ALLEGED BY SUCH PARTY.

(n) WAIVER OF CERTAIN DAMAGE CLAIMS. NOTWITHSTANDING ANYTHING IN ANY TRANSACTION DOCUMENTS TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED UNDER THE LLC AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

(o) Spouses.

(i) The Employee’s spouse shall be required to execute a spousal consent in substantially the form required to be executed by spouses of members of the Company in the LLC Agreement (the “Spousal Agreement”) to evidence such spouse’s agreement and consent to be bound by the terms and conditions of this Agreement and the LLC Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in the Series B Units held by the Employee. If the spouse of the Employee fails to execute the Spousal Agreement, until such time as the Spousal Agreement is duly executed, the Employee’s economic rights associated with his or her Series B Units will be suspended and not subject to recovery.

(ii) In the event of a property settlement or separation agreement between the Employee and his spouse, the Employee will use his best efforts to assign to his spouse only the right to share in profits and losses, to receive distributions, and to receive allocations of income, gain, loss, deduction or credit or similar item to which the Employee was entitled, with respect to the Employee’s Series B Units to the extent assigned to the Employee’s spouse.

(iii) If a spouse or former spouse of the Employee acquires all or a portion of the Series B Units held by the Employee as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to the Employee to give or withhold such approval as the Employee will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney. Furthermore, such spouse or former spouse agrees that the Company will have the option at any time to purchase all, but not less than all, of such Series B Units at Fair Market Value determined by the Company as of the date the Company elects to so purchase such Units.

(p) Sections 83 and 409A of the Code. The parties intend for the issuance of the Granted Series B-1 Units to be a transfer of property within the meaning of Section 83 of the Code rather than a deferral of compensation pursuant to Section 409A of the Code. Accordingly, this Agreement and the issuance of the Granted Series B-1 Units shall be construed and interpreted in accordance with such intent and any action required by either of the parties pursuant to this Agreement will be provided in such a manner that the Granted Series B-1 Units shall not become subject to the provisions of Section 409A of the Code, including any IRS guidance promulgated with respect to Section 409A; provided, however, in no event shall any such action to comply with Section 409A reduce the aggregate amount of the benefit provided or payable to the Employee hereunder unless expressly agreed in writing by the Employee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEXEO SOLUTIONS HOLDINGS, LLC

Name:
Title:

EMPLOYEE

[ ]

SIGNATURE PAGE TO

SERIES B UNIT AGREEMENT

EXHIBIT A

DEFINED TERMS

“Addendum Agreement” has the meaning assigned to such term in the LLC Agreement.

“Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization for the applicable year, adjusted as the Company deems necessary to reflect extraordinary or non-recurring events, including, without limitation, acquisitions, divestitures and other similar transactions.

“Affiliate” has the meaning assigned to such term in the LLC Agreement.

“Board” has the meaning assigned to such term in the LLC Agreement.

“Business Day” has the meaning assigned to such term in the LLC Agreement.

“Cause” means (1) a breach by the Employee of the Employee’s professional obligations to the Company (other than as a result of physical or mental incapacity) which constitutes nonperformance by the Employee of his obligations and duties as determined by the Board (which may, in its sole discretion, give the Employee notice of, and the opportunity to remedy, such breach), (2) commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates or other conduct harmful or potentially harmful to the Company’s or any of its affiliate’s best interest, as reasonably determined by a majority of the members of the Board, (3) the Employee’s conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, (4) the failure of the Employee to carry out, or comply with, in any material respect, any lawful directive of the Board (which the Board, in its sole discretion, may give the Employee notice of, and an opportunity to remedy), or (5) the Employee’s unlawful use (including being under the influence) or possession of illegal drugs.

“Change of Control” means the occurrence of any of the following events after the Effective Date: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Nexeo Solutions on a consolidated basis with its Affiliates to any person or group of related persons (within the meaning of Section 13(d) of the Exchange Act), other than to the Company and/or its Affiliates; or (2) (i) any person or group (within the meaning of Section 13(d) of the Exchange Act) (other than the Company and/or its Affiliates) becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly through any equity purchase, reorganization, merger, consolidation or other transaction, of securities representing more than 40% of the aggregate outstanding voting power of Nexeo Solutions and (ii) the Company and its Affiliates beneficially owning (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Nexeo Solutions than such other person or group (within the meaning of Section 13(d) of the Exchange Act); but excluding, in each case, (x) any transfer or transfers by the Company and its Affiliates, directly or indirectly, of a beneficial interest in any equity securities of the Nexeo Solutions to any person or group (within the meaning of Section 13(d) of the Exchange Act) or (y) an Equity Syndication.

EXHIBIT A-1

“Code” has the meaning assigned to such term in the LLC Agreement.

“Company Market Value” means, at the time of the applicable valuation, the difference between (a) the aggregate fair market value of all Company assets and (b) the aggregate amount of all debts and other liabilities (including an appropriate value, if any, for contingent liabilities of the Company) of the Company and its Subsidiaries (including any unpaid tax distributions that are payable for any calendar year prior to the date of such valuation).

“Controlled by” has the meaning assigned to such term in the LLC Agreement.

“Covered Person” has the meaning assigned to such term in the LLC Agreement.

“Disabled” means the Employee’s inability to perform, with or without reasonable accommodation, the essential functions of his position with the Company for a period of 180 consecutive days due to mental or physical incapacity, as determined by mutual agreement of a physician selected by the Company or its insurers and a physician selected by the Employee; provided, however, if the opinion of the Company’s physician and the Employee’s physician conflict, the Company’s physician and the Employee’s physician shall together agree upon a third physician, whose opinion shall be binding.

“EBITDA” means the Company’s Earnings Before Interest, Taxes, Depreciation and Amortization.

“Equity Syndication” means any transaction (including the issuance of new equity interests and a reorganization, merger or similar transaction), by or involving the Company or any of its Affiliates, in each case within a period of one year from the Effective Date hereof and that results in such person or group (within the meaning of Section 13(d) of the Exchange Act) becoming the beneficial holder (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing no more than 50% of the outstanding voting power of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at the time of the valuation of the applicable Series B Units, the amount that would be distributable to the holders of such Units if the Company Market Value determined at the time of such valuation were distributed to the holders of all of the Membership Interests in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 of the LLC Agreement (or any provision of the LLC Agreement that replaces such Section 6.1 as the result of an amendment to the LLC Agreement after the date hereof) as in effect immediately prior to such valuation.

“Good Reason” means (1) either a diminution of the Employee’s duties, or a change in the Employee’s title or reporting relationship, that results in a materially adverse impact on the Employee’s seniority, standing or role at the Company, or (2) a material reduction in the Employee’s annual base salary.

EXHIBIT A-2

“Initial Majority Sponsor Units” means the Company’s common units issued to the Majority Sponsors in connection with the closing of the Transaction, and shall include any units, securities or other property or interests received by the Majority Sponsors (or transferee of such units in an Equity Syndication) in respect of such units in connection with any distribution, unit split or combination of units, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of units or other transaction or event that affects the Company’s common units occurring after the date of issuance.

“Involuntary Termination” means any termination of the Employee’s employment with a Nexeo Employer which:

(a) is a termination by the employer for any other reason whatsoever or for no reason at all, in the sole discretion of the employer other than (i) upon the Employee’s death, (ii) because the Employee is determined to be Disabled or (iii) for Cause; or

(b) results from the Employee’s voluntary termination of employment for Good Reason.

“LIBOR” means on any day, the interest rate per annum equal to the rate per annum reported on such day (or if such day is not a Business Day, on the prior Business Day) in the eastern edition of the Wall Street Journal “Money Rates” section as the one-month London Interbank Offered Rate for U.S. dollar deposits (or if the Wall Street Journal shall cease to be publicly available, then LIBOR shall be as reported by any publicly available source of similar market data selected by the Company that, in the Company’s reasonable judgment, accurately reflects such London Interbank Offered Rate).

“Liquidity Event” shall occur on the date of (a) a transaction, including any financial restructuring transaction, which when aggregated, if applicable, with any other prior transaction (whether or not related), other than an Equity Syndication, results in the cumulative sale, transfer or other disposition of more than 65% of the Initial Majority Sponsor Units and with respect to which the Majority Sponsors and any transferees in an Equity Syndication have received only cash, marketable securities or any combination of cash or marketable securities; (b) an underwritten initial public offering of equity securities by the Company or Nexeo Solutions (or any of their Affiliates or Subsidiaries that will be a successor to the Company or Nexeo Solutions) pursuant to an effective registration statement under the Securities Act or the consummation of a similar initial public offering pursuant to a comparable process under applicable foreign securities laws which results in equity securities of the Company or Nexeo Solutions (or any of their Affiliates or Subsidiaries that will be a successor to the Company or Nexeo Solutions) being listed on a national securities exchange in the U.S. or another country or (c) any other transaction or series of transactions (whether or not related) determined by the Board, in its sole discretion, to constitute a “Liquidity Event.”

“Majority Sponsors” shall mean, collectively or individually as the context requires, TPG Partners VI, L.P. and/or their respective affiliates.

“Membership Interests” has the meaning assigned to such term in the LLC Agreement.

EXHIBIT A-3

“MoM” means a number, determined on each Liquidity Event, equal to the quotient of (a) all cash received directly or indirectly by the Majority Sponsors in connection with the Liquidity Event, including all cash dividends and other distributions made directly or indirectly to the Majority Sponsors, in respect of the Initial Majority Sponsor Units sold, transferred or otherwise disposed of on or prior to the date on which the Liquidity Event occurs, divided by (b) the aggregate purchase price paid by such Majority Sponsors for the Initial Majority Sponsor Units.

“Permitted Transferee” has the meaning assigned to such term in the LLC Agreement.

“Person” has the meaning assigned to such term in the LLC Agreement.

“Securities Act” has the meaning assigned to such term in the LLC Agreement.

“Series B Units” has the meaning assigned to such term in the LLC Agreement.

“Subsidiary” has the meaning assigned to such term in the LLC Agreement.

“Threshold Value” has the meaning assigned to such term in the LLC Agreement.

“Transaction” means the transactions contemplated under that certain Agreement of Purchase and Sale, dated as of November 5, 2010, by and between Ashland, Inc. and TPG Accolade, LLC (TPG Accolade, LLC has since been renamed “Nexeo Solutions, LLC”).

“Transaction Documents” has the meaning assigned to such term in the LLC Agreement.

“Units” has the meaning assigned to such term in the LLC Agreement.

“Unvested Units” has the meaning assigned to such term in the LLC Agreement.

“Vested Units” has the meaning assigned to such term in the LLC Agreement.

“Vesting Beginning Date” shall mean April 1, 2011.

EXHIBIT A-4

EXHIBIT B

CURRENT ADJUSTED EBITDA AMOUNTS FOR

EACH ANNUAL PERFORMANCE PERIOD

EXHIBIT B-1